UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2013

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Item 2.02 and Item 7.01 in this Current Report on Form 8-K (this "Form 8-K"), including Exhibits 99.1, 99.2, 99.3 and 99.4, is being furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any incorporation by reference in such filing.
This Form 8-K may contain forward-looking statements. Such forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers of this Form 8-K should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this Form 8-K, including statements regarding Columbia Property Trust, Inc.'s (the "Company") ability to complete the listing of its shares of common stock on the NYSE and ability to complete the tender offer. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic and business conditions, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K.
Item 2.02 Results of Operations and Financial Condition.
On September 30, 2013, the Company provided updated supplemental information for the second quarter of 2013. The supplemental information is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
Attached to this Form 8-K, as Exhibits 99.2 and 99.3, are a copy of a press release (the "Press Release") and investor letter, respectively, issued by the Company on September 30, 2013 announcing the Company's expectation to list its common stock on the New York Stock Exchange under the ticker symbol "CXP" on or about October 10, 2013, with completion of the expected listing subject to certain conditions.
A copy of the materials the Company intends to present in investor presentations beginning September 30, 2013 is attached to this Form 8-K as Exhibit 99.4 and is incorporated by reference herein. Additionally, the Company has posted a copy of the presentation on its Investor Relations page at www.ColumbiaPropertyTrust.com.
Item 8.01 Other Events.
Tender Offer
In conjunction with the expected NYSE listing on or about October 10, 2013, the Company also announced today in the Press Release that it expects to commence a modified “Dutch Auction” tender offer (subject to all appropriate filings with the Securities and Exchange Commission) to purchase up to $300 million of its shares of common stock. The Company expects to allow shareholders to tender all or a portion of their shares, but if the tender offer is oversubscribed, shares will be accepted on a prorated basis. The Company anticipates funding the expected tender offer and all related fees and expenses with available cash and/or borrowings available under its existing unsecured revolving credit facility.
Important Information
This Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company intends to distribute to its shareholders and file with the Securities and Exchange Commission (the "SEC"). The full details of the tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and other related materials, which the Company will distribute to shareholders and file with the SEC upon commencement of the tender offer. Shareholders are urged to read the offer to purchase, the letter of transmittal and other related materials when they become available because they will contain important information, including the terms and conditions of the tender offer. Shareholders may obtain free copies of the offer to purchase, the letter of transmittal and other related materials that the Company files with the SEC at the SEC's website at www.sec.gov or by calling the information agent for the contemplated tender offer, who will be identified in the materials filed with the SEC at the commencement of the tender offer. In addition, shareholders may obtain free copies of the Company's filings with the SEC from the Company's website at www.ColumbiaPropertyTrust.com.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Supplemental Information for the quarter ended June 30, 2013
99.2	Press Release, dated September 30, 2013
99.3	Investor Letter
99.4	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: September 30, 2013	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer